Exhibit 99.5

May 9, 2016

Brushy Resources, Inc.

300 E. Sonterra, Suite 1220

San Antonio, TX 78258

We hereby consent to the use of our opinion letter dated December 29, 2015 to the Board of Directors of Brushy Resources, Inc. included as Annex C to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Brushy Resources, Inc., and to the description of such opinion and the references to our name contained in such proxy statement/prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Alexander G. Montano
Roth Capital Partners, LLC